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AT&T Delivers Solid Second-Quarter Results
Highlighted by Strong Wireless Growth,
Double-Digit Increase in IP Data Revenues,
Further Ramp in AT&T U-verse TV Subscribers

▪	$0.63 reported earnings per diluted share, up 34.0 percent versus $0.47 in the year-earlier second quarter

▪	$0.76 adjusted earnings per diluted share, up 8.6 percent from $0.70 in the second quarter of 2007

▪	Consolidated operating income margin expansion to 21.3 percent reported from 16.8 percent in the year-earlier quarter and 25.1 percent adjusted versus 23.9 percent

▪	15.8 percent increase in wireless revenues with wireless data revenues from areas such as Internet access, messaging and e-mail up a robust 52.0 percent

▪	More than 1.3 million net gain in wireless subscribers to reach 72.9 million in service; postpaid subscriber churn down to 1.1 percent, lowest level in company’s history

▪
16.1 percent growth in wireline IP data revenues driven by strong increases in consumer video and broadband revenues and in business services such as virtual private networks (VPNs), managed Internet services and hosting

▪	Significant turnaround in wholesale customer revenues, second consecutive quarter of sequential growth reflecting solid demand from wireless carriers, Internet service providers and other customers

▪	Further ramp in AT&T U-verseSM TV subscribers, with a net subscriber gain of 170,000 to reach 549,000 in service; on trajectory to exceed 1 million subscribers in service by the end of this year

Note: AT&T's second-quarter earnings conference call will be broadcast live via the Internet at 10 a.m. ET on Wednesday, July 23, 2008, at www.att.com/investor.relations.

DALLAS, JULY 23, 2008 – AT&T Inc. (NYSE:T) today reported solid second-quarter results highlighted by strong wireless growth, double-digit gains in revenues from IP-based data services and further expansion of consolidated margins.

"Our results demonstrate the great strength of AT&T’s assets and our ability to execute with focus and discipline,” said Randall Stephenson, AT&T chairman and chief executive officer. “Earnings growth continues to be solid, our wireless momentum is strong, our major growth and cost-reduction initiatives are on track, and we continue to return substantial value to shareowners.

"As we generate sound financial results, AT&T also has taken the lead to innovate and create great solutions for customers,” Stephenson said. “Mobility, broadband connectivity and integrated services that encompass voice, data and video are driving a new world of communications. AT&T is all about deploying and enhancing premier networks and products to deliver this world to both business and consumers.

"The Apple iPhone 3G is a dramatic example of this transformation," Stephenson added. "In the days following our exclusive U.S. launch of this new device, powered by the nation’s fastest 3G wireless network, customer response has been everything we had anticipated and more. This strengthens our wireless business, and it reinforces our positive view of the opportunities ahead for AT&T and the industry.”

Reported Results
For the quarter ended June 30, 2008, AT&T's consolidated revenues totaled $30.9 billion, up 4.7 percent versus reported results in the year-earlier quarter and up 3.6 percent compared with second-quarter 2007 pro forma revenues, which exclude merger-related accounting impacts on directory revenues.

Compared with results for the year-earlier quarter, AT&T's reported operating expenses for the second quarter of 2008 were $24.3 billion, down from $24.5 billion; reported operating income was $6.6 billion, up from $4.9 billion; and AT&T's reported operating income margin was 21.3 percent, up from 16.8 percent.

AT&T's reported second-quarter 2008 net income totaled $3.8 billion, up from $2.9 billion in the year-earlier quarter, and reported earnings per diluted share totaled $0.63, up from $0.47 in the second quarter of 2007.

Adjusted Results
AT&T's adjusted results for the second quarter of 2008 exclude noncash merger-related amortization expenses. For the second quarter of 2007, adjusted results excluded merger integration costs, merger-related amortization expenses and a merger-related directory accounting effect.

Compared with results for the year-earlier quarter, AT&T's adjusted operating expenses for the second quarter of 2008 totaled $23.1 billion, versus $22.7 billion; adjusted operating income was $7.7 billion, up from $7.1 billion; and AT&T's adjusted operating income margin was 25.1 percent, up from 23.9 percent. This margin expansion reflects revenue growth along with benefits from merger synergies and other productivity initiatives.

AT&T's adjusted second-quarter 2008 net income totaled $4.5 billion, up from $4.3 billion in the year-earlier quarter, and adjusted earnings per diluted share totaled $0.76, up from $0.70 in the second quarter of 2007.

Cash From Operations, Share Repurchases
AT&T's cash from operating activities for the second quarter of 2008 totaled $8.5 billion, capital expenditures totaled $5.3 billion, and free cash flow (cash from operations minus capital expenditures) totaled $3.2 billion. Year to date through the first half of 2008, cash from operating activities totaled $13.5 billion, capital expenditures totaled $9.6 billion, and free cash flow totaled $3.9 billion.

As it invests in the future of its business, AT&T continues to return substantial value to shareowners through dividends and share repurchases. Dividends paid totaled $2.4 billion in the second quarter and $4.8 billion year to date. Shares repurchased totaled 52.6 million for $2.0 billion in the second quarter and 164.2 million for $6.1 billion through the first half of the year. AT&T ended the second quarter with 5.9 billion shares outstanding.

Wireless Operational Highlights
AT&T delivered strong wireless growth in the second quarter with solid subscriber gains, continued rapid growth in wireless data revenues and improved margins. Highlights include the following:

15.8 percent Wireless Revenue Growth. Total wireless revenues increased 15.8 percent to $12.0 billion in the second quarter, and wireless service revenues, which exclude handset and accessory sales, grew 14.8 percent to $11.0 billion.  Wireless revenue growth was driven by solid subscriber gains and a greater number of customers choosing more advanced smartphones and integrated devices, spurring increased usage of data services. Retail postpaid subscriber ARPU (average monthly revenues per subscriber) was up 3.5 percent versus the year-earlier second quarter.

Wireless Data Services Up 52.0 percent. Wireless data revenues grew 52.0 percent versus the year-earlier quarter to $2.5 billion, reflecting continued strong adoption of services such as Internet and data access, e-mail and messaging. Wireless Internet access revenues more than doubled versus results for the year-earlier second quarter, while revenues from e-mail, messaging and data access all delivered greater than 50 percent growth. Text messaging volumes tripled versus totals for the year-earlier quarter, and multimedia message volumes increased more than 170 percent. At the end of the second quarter, approximately 18 percent of AT&T’s postpaid wireless subscribers had an integrated device, up from 8 percent one year earlier. On average, these subscribers have ARPUs roughly double the company average. AT&T expects continued strong growth in wireless data services as more customers choose data plans and advanced wireless devices such as the new iPhone 3G, which was launched as an AT&T U.S. exclusive on July 11. In the first 12 days following launch, sales of the iPhone 3G were nearly double levels achieved in AT&T’s 2007 iPhone launch.

Solid Wireless Subscriber Growth with Reduced Postpaid Churn. AT&T's second-quarter net gain in total wireless subscribers exceeded 1.3 million, down 123,000 versus results in the second quarter of 2007 and up 38,000 compared with the first quarter of this year. Retail postpaid net adds totaled 894,000, down 2.0 percent versus the year-earlier second quarter and up 26.8 percent from results in the first quarter of this year. This sequential postpaid improvement was achieved despite reduced iPhone sales ahead of the early July iPhone 3G launch. Retail postpaid churn moved down to 1.1 percent in the second quarter, the lowest level in the company’s history.

Wireless Operating Income Growth. On a reported basis, AT&T's second-quarter wireless operating expenses totaled $9.0 billion, and operating income was $3.1 billion, up 91.0 percent from $1.6 billion in the second quarter of 2007. Adjusting for merger integration costs, wireless operating expenses totaled $8.4 billion, and operating income was $3.6 billion, up 38.9 percent from $2.6 billion in the second quarter of 2007.

Continued Strength in Wireless Margins. Strong revenue growth, network efficiencies and operational improvements continue to drive strong wireless margins. AT&T's reported wireless operating income margin in the second quarter was 25.5 percent, up from 15.4 percent in the year-earlier quarter, and its adjusted wireless operating income margin was 29.9 percent, up from 24.9 percent in the year-earlier quarter. AT&T's second-quarter wireless OIBDA service margin was 41.2 percent, up from an unadjusted 35.8 percent and an adjusted 37.5 percent in the year-earlier quarter. (OIBDA service margin is operating income before depreciation and amortization, divided by total service revenues.)

Wireline Operational Highlights
AT&T's second-quarter wireline results were highlighted by continued strong double-digit growth in business and consumer IP-based data revenues, a substantial turnaround in wholesale revenues and a further ramp in AT&T U-verse TV subscribers:

Major Turnaround in Wholesale. In the second quarter, AT&T further advanced the significant improvement in wholesale revenue trends it has achieved over the past year. Total wholesale revenues were $3.5 billion, down just 0.2 percent versus the year-earlier quarter. This represents a major step up from a year-over-year decline of 8.3 percent in the second quarter of 2007 and marks the company’s second consecutive quarter of sequential revenue growth in this category. This reflects solid demand from wireless carriers, Internet service providers, content providers and other customers, offsetting expected declines in local voice. AT&T and IBM last fall announced an agreement that calls for AT&T to become the primary global network management services provider to IBM. As a result, AT&T expects to receive up to $5 billion of additional revenues over the five-year term of the agreement, initially in the wholesale customer category. These revenues are expected to ramp further in the second half of 2008 and in 2009.

Continued Strength in Enterprise. Over the past two years, AT&T has delivered a major turnaround in enterprise growth rates, and in the second quarter results were highlighted by an 18.4 percent increase in enterprise IP data revenues, including areas such as VPNs, managed Internet services and hosting. Total enterprise revenues in the second quarter were $4.7 billion, down 1.0 percent versus results for the year-earlier quarter, and enterprise service revenues, which exclude CPE sales, were down 0.1 percent. Enterprise fundamentals in terms of closed sales, a strong sales funnel and new service adoption remain solid. AT&T expects to deliver positive growth in total enterprise revenues for the full year 2008.

Regional Business Growth. AT&T's total regional business revenues increased 1.6 percent in the second quarter to $3.2 billion. Regional business data revenues grew 5.2 percent, led by robust growth in Ethernet services and 13.7 percent growth in IP data services, including double-digit gains in managed Internet, VPN and hosting services.

Further Ramp in AT&T U-verse TV Services. AT&T U-verse TV, the company's next-generation IP-based video service, continued its strong ramp during the second quarter, with a net subscriber gain of 170,000 to reach 549,000 in service. U-verse network deployment is on schedule, install times continue to decline and the attach rates for broadband service continue to be high. The company is on a trajectory to reach its target of more than 1 million AT&T U-verse TV subscribers by year-end 2008.

Growth in Consumer ARPU, with Strong Double-Digit Growth in Regional Consumer IP Data Revenues. Second-quarter regional consumer results reflect continued strong growth in revenues from broadband and AT&T U-verse services in large part offsetting traditional voice access line pressures. Regional consumer IP revenues, which combine revenues from broadband and AT&T U-verse services, grew 19.3 percent versus the year-earlier quarter, and revenues per consumer household served increased 4.2 percent. Total regional consumer revenues were $5.6 billion, down 2.1 percent versus the year-earlier quarter and down 0.7 percent sequentially.  In addition to operational trends, these comparisons also reflect a change in AT&T’s relationship with Yahoo!® Inc., which provides portal services to AT&T’s more than 14 million wireline broadband subscribers. Under the new arrangement, AT&T no longer pays monthly portal fees and receives a reduced level of shared advertising revenues from Yahoo!  Regional consumer revenue connections (retail voice, high speed Internet and video) totaled 48.4 million at the end of the quarter, versus 49.5 million at the end of the second quarter of 2007 and 49.3 million at the end of the first quarter of 2008. Total consumer broadband and TV connections over the past year increased by 2.2 million.

At the end of the second quarter, AT&T had 14.7 million total broadband connections, up 1.4 million over the past year and up 46,000 in the second quarter of 2008.

Wireline Expense Reduction. AT&T’s reported second-quarter wireline operating expenses totaled $14.5 billion, down 2.1 percent from results in the year-earlier quarter, and on an adjusted basis, wireline operating expenses were $14.1 billion, down 0.1 percent versus results for the second quarter of 2007.

Additional Background on Adjusted and Pro Forma Results
AT&T's adjusted earnings for the second quarter of 2008 exclude noncash, pretax amortization costs related to acquisitions totaling $1.2 billion, or $0.13 per diluted share. Adjusted results for the second quarter of 2007 excluded: (1) pretax cash merger-related integration costs totaling $324 million, or $0.03 per diluted share; (2) noncash, pretax merger-related costs totaling $1.7 billion, or $0.18 per diluted share; and (3) a merger-related directory accounting impact of $187 million, or $0.02 per diluted share.

Advertising & Publishing results for 2007 were affected by accounting adjustments following AT&T's late 2006 acquisition of BellSouth. In accordance with purchase accounting rules, deferred revenues and expenses for all BellSouth directories delivered prior to the close of the merger were eliminated from 2007 consolidated results. This elimination of amortizations reduced second-quarter 2007 consolidated revenues by $306 million and consolidated operating expenses by $119 million.

AT&T manages its print directory business using amortized results. As a result, 2007 amortized results are shown in the Advertising & Publishing segment on AT&T's Statement of Segment Income. In 2008, both consolidated and segment results reflect amortization accounting.

About AT&T

AT&T Inc. (NYSE:T) is a premier communications holding company. Its subsidiaries and affiliates, AT&T operating companies, are the providers of AT&T services in the United States and around the world. Among their offerings are the world's most advanced IP-based business communications services and the nation's leading wireless, high speed Internet access and voice services. In domestic markets, AT&T is known for the directory publishing and advertising sales leadership of its Yellow Pages and YELLOWPAGES.COM organizations, and the AT&T brand is licensed to innovators in such fields as communications equipment. As part of its three-screen integration strategy, AT&T is expanding its TV entertainment offerings. Additional information about AT&T Inc. and the products and services provided by AT&T subsidiaries and affiliates is available at www.att.com.

© 2008 AT&T Intellectual Property. All rights reserved. AT&T, the AT&T logo and all other marks contained herein are trademarks of AT&T Intellectual Property and/or AT&T affiliated companies. All other marks contained herein are the property of their respective owners.

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Cautionary Language Concerning Forward-Looking Statements

Information set forth in this news release contains financial estimates and other forward-looking statements that are subject to risks and uncertainties, and actual results may differ materially. A discussion of factors that may affect future results is contained in AT&T's filings with the Securities and Exchange Commission. AT&T disclaims any obligation to update or revise statements contained in this news release based on new information or otherwise. This news release may contain certain non-GAAP financial measures. Reconciliations between the non-GAAP financial measures and the GAAP financial measures are available on the company's Web site at www.att.com/investor.relations. Accompanying financial statements follow.

NOTE: OIBDA is defined as operating income (loss) before depreciation and amortization. OIBDA differs from Segment Operating Income (loss), as calculated in accordance with generally accepted accounting principles (GAAP), in that it excludes depreciation and amortization. OIBDA does not give effect to cash used for debt service requirements and thus does not reflect available funds for distributions, reinvestment or other discretionary uses. OIBDA is not presented as an alternative measure of operating results or cash flows from operations, as determined in accordance with GAAP. Our calculation of OIBDA, as presented, may differ from similarly titled measures reported by other companies.

NOTE: Free cash flow is defined as cash from operations minus capital expenditures. We believe these metrics provide useful information to our investors because management regularly reviews free cash flow as an important indicator of how much cash is generated by normal business operations, including capital expenditures, and makes decisions based on it. Management also views it as a measure of cash available to pay debt and return cash to shareowners.